ON STAGE ENTERTAINMENT, INC.

                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT


     THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the "Agreement") is made and entered into as of this ______ day of ______________ 2001, by and among ON STAGE ENTERTAINMENT, INC., a Nevada corporation (the "Company"), each of the persons and entities listed on Exhibit A hereto (the "Investors") and each of the persons listed on Exhibit B hereto (each referred to herein as a "Founder" and collectively as the "Founders").

                                    RECITALS

     WHEREAS, the Founders are the beneficial owners of an aggregate of Six Million One Hundred Eighty-One Thousand One Hundred Fifty-Five (6,181,155) shares of the Common Stock of the Company;

     WHEREAS, the Investors are purchasing shares of the Company's Series A Preferred Stock (together with any securities issued as a dividend thereon, the "Preferred Stock") and warrants to purchase such Preferred Stock and/or Series A-1 Preferred Stock (the "Warrants") pursuant to that certain Stock and Warrant Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Financing");

     WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

     WHEREAS, in connection with the consummation of the Financing, the parties desire to enter into this Agreement in order to grant first refusal and co-sale rights to the Company and to the Investors.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

1. DEFINITIONS.

     1.1 "Founder Stock" shall mean shares of the Company's Common Stock now owned or subsequently acquired by the Founders by gift, purchase, dividend, option exercise or any other means whether or not such securities are only registered in a Founder's name or beneficially or legally owned by such Founder, including any interest of a spouse in any of the Founder Stock, whether that interest is asserted pursuant to marital property laws or otherwise. The number of shares of Founder Stock owned by the Founders as of the date hereof are set forth on Exhibit B, which Exhibit may be amended from time to time by the Company to reflect changes in the number of shares owned by the Founders, but the failure to so amend shall have no effect on such Founder Stock being subject to this Agreement.

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     1.2 "Investor  Stock" shall mean the shares of the  Company's  common stock now owned or subsequently acquired by the Investors whether or not such securities are only registered in an Investor's name or beneficially or otherwise legally owned by such Investor.

     1.3 "Common Stock" shall mean shares of the Company's common stock and shares of common stock issued or issuable upon conversion of the outstanding Preferred Stock or exercise of any option, warrant or other security or right of any kind convertible into or exchangeable for common stock.

     1.4 For purposes of this Agreement, the term "Transfer" shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Founder Stock.

2. TRANSFERS BY A FOUNDER.

     2.1 Notice of Transfer. If a Founder proposes to Transfer any shares of Founder Stock then the Founder shall promptly give written notice (the "Notice") simultaneously to the Company and to each of the Investors at least thirty (30) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Founder Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 3.1, the Notice shall state under which clause of Section 3.1 the Transfer is being made.

     2.2 Company Right of First Refusal. For a period of ten (10) days following receipt of any Notice described in Section 2.1, the Company shall have the right to purchase all or a portion of the Founder Stock subject to such Notice on the same terms and conditions as set forth therein. The Company's purchase right shall be exercised by written notice signed by an officer of the Company (the "Company Notice") and delivered to the Founder within such ten (10) day period. The Company shall effect the purchase of the Founder Stock, including payment of the purchase price, not more than ten (10) business days after delivery of the Company's Notice, and at such time the Founder shall deliver to the Company the certificate(s) representing the Founder Stock to be purchased by the Company, each certificate to be properly endorsed for transfer. The Founder Stock so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Company's Common Stock.

     2.3 Investor Right of First Refusal.

     (a) In the event that the Company does not elect to purchase all of the Founder Stock available pursuant to its rights under Section 2.2 within the period set forth therein, the Founder shall promptly give written notice (the "Second Notice") to each of the Investors, which shall set forth the number of shares of Founder Stock not purchased by the Company and which shall include the terms of Notice set forth in Section 2.1. Each Investor shall then have the right, exercisable upon written notice to the Founder (the "Investor Notice")


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within ten (10) days after the receipt of the Second Notice, to purchase its pro rata share of the Founder Stock subject to the Second Notice and on the same terms and conditions as set forth therein. The Investors who so exercise their rights (the "Participating Investors") shall effect the purchase of the Founder Stock, including payment of the purchase price, not more than five (5) days after delivery of the Investor Notice, and at such time the Founder shall deliver to the Participating Investors the certificate(s) representing the Founder Stock to be purchased by the Participating Investors, each certificate to be properly endorsed for transfer.

     (b) Each Investor's pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Founder Stock covered by the Second Notice and (ii) a fraction, the numerator of which is the number of shares of Common Stock owned by the Participating Investor at the time of the Transfer and the denominator of which is the total number of shares of Common Stock owned by all of the Investors at the time of the Transfer.

     2.4 Right of Co-Sale.

     (a) In the event the Company and/or the Investors fail to exercise their respective rights to purchase all of the Founder Stock subject to Sections 2.2 and/or 2.3 hereof, following the exercise or expiration of the rights of purchase set forth in Section 2.2 and 2.3, then the Founder shall deliver to the Company and each Investor written notice (the "Co-Sale Notice") that each Investor shall have the right, exercisable upon written notice to such Founder with a copy to the Company within fifteen (15) days after receipt of the Co-Sale Notice, to participate in such Transfer of Founder Stock on the same terms and conditions. Such notice shall indicate the number of shares of Investor Stock up to that number of shares determined under Section 2.4(b) such Investor wishes to sell under his or her right to participate. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Founder Stock that such Founder may sell in the transaction shall be correspondingly reduced.

     (b) Each Investor may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Founder Stock covered by the Co-Sale Notice and not purchased by the Company or Investors pursuant to Section 2.2 or 2.3 by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by such Investor at the time of the Transfer and the denominator of which is the total number of shares of Common Stock owned by such Founder (excluding shares purchased by the Company and/or Investors pursuant to Section 2.2 or 2.3) and the Investors at the time of the Transfer. If not all of the Investors elect to sell their share of Common Stock proposed to be transferred within said fifteen (15) day period, then the Founder shall promptly notify in writing the Investors who do so elect and shall offer such Investors the additional right to participate in the sale of such additional shares of Founder Stock proposed to be transferred on the same percentage basis as set forth above in this subsection 2.4(b). The Investors shall have five (5) days after receipt of such notice to notify the Founder in writing with a copy to the Company of its election to sell all or a portion thereof of the unsubscribed shares.

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

     (c) Each Investor who elects to participate in the Transfer pursuant to this Section 2 (a "Co-Sale Participant") shall effect its participation in the Transfer by promptly delivering to such Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

          (i) the type and number of shares of Common Stock which such Co-Sale Participant elects to sell; or

          (ii) that number of shares of Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Co-Sale
     Participant elects to sell; provided, however, that such Co-Sale Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2.4(c)(i) above. The Company agrees to make any such conversion immediately prior to the actual transfer of such shares to the purchaser.

     (d) The stock certificate or certificates that the Co-Sale Participant delivers to such Founder pursuant to Section 2.4(c) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Founder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co-sale hereunder, such Founder shall not sell to such prospective purchaser or purchasers any Founder Stock unless and until, simultaneously with such sale, such Founder shall purchase such shares or other securities from such Co-Sale Participant on the same terms and conditions specified in the Co-Sale Notice.

     (e) The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more Transfers of Founder Stock made by such Founder shall not adversely affect their rights to participate in subsequent Transfers of Founder Stock subject to Section 2.

     (f) To the extent that the Investors do not elect to participate in the sale of the Founder Stock subject to the Co-Sale Notice, such Founder may, not later than sixty (60) days following delivery to the Company of the Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of such Founder Stock covered by the Co-Sale Notice within thirty (30) days of such agreement on terms and conditions not more materially favorable to the transferor than those described in the Co-Sale Notice. Any proposed Transfer on terms and conditions materially more favorable than those described in the Co-Sale Notice, as well as any subsequent proposed Transfer of any of the Founder Stock by a Founder, shall again be subject to the first refusal and co-sale rights of the Company and/or Investors and shall require compliance by a Founder with the procedures described in this Section 2.

     2.5 Founder Right of Co-Sale.

     (a) If an Investor proposes to transfer any shares of Investor Stock, then the Investor shall deliver to the Company and each Founder written notice (the "Investor Co-Sale Notice") that each Founder shall have the right, exercisable


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

upon written  notice to such Investor with a copy to the Company  within fifteen
(15) days after receipt of the Investor Co-Sale Notice, to participate in such Transfer of Investor Stock on the same terms and conditions. Such notice shall indicate the number of shares of Founder Stock up to that number of shares determined under Section 2.5(b) such Founder wishes to sell under his or her right to participate. To the extent one or more of the Founders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Investor Stock that such Investor may sell in the transaction shall be correspondingly reduced.

     (b) Each Founder may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Investor Stock covered by the Investor Co-Sale Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by such Founder at the time of the Transfer and the denominator of which is the total number of shares of Common Stock owned by such Founder and the Investors at the time of the Transfer. If not all of the Founders elect to sell their shares of Common Stock proposed to be transferred within said fifteen (15) day period, then the Investor shall promptly notify in writing the Founders who do so elect and shall offer such Founders the additional right to participate in the sale of such additional shares of Investor Stock proposed to be transferred on the same percentage basis as set forth above in this subsection 2.5(b). The Founders shall have five (5) days after receipt of such notice to notify the Investor in writing with a copy to the Company of its election to sell all or a portion thereof of the unsubscribed shares.

     (c) Each Founder who elects to participate in the Transfer pursuant to this
Section 2 (a "Founder Co-Sale Participant") shall effect its participation in the Transfer by promptly delivering to such Investor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Common Stock which such Founder Co-Sale Participant elects to sell.

     (d) The stock certificate or certificates that the Founder Co-Sale Participant delivers to such Investor pursuant to Section 2.5(c) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Investor Co-Sale Notice, and the Investor shall concurrently therewith remit to such Founder Co-Sale Participant that portion of the sale proceeds to which such Founder Co-Sale Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Founder Co-Sale Participant exercising its rights of co-sale hereunder, such Investor shall not sell to such prospective purchaser or purchasers any Investor Stock unless and until, simultaneously with such sale, such Investor shall purchase such shares or other securities from such Founder Co-Sale Participant on the same terms and conditions specified in the Investor Co-Sale Notice.

     (e) The exercise or non-exercise of the rights of the Founders hereunder to participate in one or more Transfers of Investor Stock made by such Investor shall not adversely affect their rights to participate in subsequent Transfers of Investor Stock subject to Section 2.

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

     (f) To the extent that the Founders do not elect to participate in the sale of the Investor Stock subject to the Investor Co-Sale Notice, such Investor may, not later than sixty (60) days following delivery to the Company of the Investor Co-Sale Notice, enter into an agreement providing for the closing of the Transfer of such Investor Stock covered by the Investor Co-Sale Notice within thirty (30) days of such agreement on terms and conditions not more materially favorable to the transferor than those described in the Investor Co-Sale Notice. Any proposed Transfer on terms and conditions materially more favorable than those described in the Investor Co-Sale Notice, as well as any subsequent proposed Transfer of any of the Investor Stock by an Investor, shall again be subject to the co-sale rights of the Founders and shall require compliance by an Investor with the procedures described in this Section 2.

3. EXEMPT TRANSFERS.

     3.1 Founder Exemptions. Notwithstanding the foregoing, the first refusal and co-sale rights of the Company and/or the Investors set forth in Section 2 above shall not apply to (i) any transfer to the Founder's spouse or to trusts for the benefit of such Founder, such Founder's spouse or charity, (ii) any transfer or transfers by a Founder to another Founder (the "Transferee-Founder") so long as the Transferee-Founder is, at the time of the transfer, employed by or acting as a consultant or director of the Company or (iii) from and after one year from the date hereof, transfers by the Founders of up to an aggregate of ten percent (10%) of each Founder's respective Founder Stock (defined below), either via a sale under Rule 144 promulgated under the 1934 Securities Act, as amended, or via open market transactions; provided that in the event of any transfer made pursuant to one of the exemptions provided by clauses (i) or (ii),
(A) the Founder shall inform the Investors of such transfer prior to effecting it and (B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Founder hereunder, including without limitation Section 2. Except with respect to Founder Stock transferred under clause (iii) above (which Founder Stock shall no longer be subject to the right of first refusal and co-sale rights of the Company and/or the Investors set forth in this Agreement), such transferred Founder Stock shall remain "Founder Stock" hereunder, and such transferee shall be treated as the "Founder" for purposes of this Agreement. Notwithstanding the foregoing, any shares of Founder Stock transferred pursuant to clause (i) above shall remain subject to any right of first refusal in favor of the Company set forth in the Company's Bylaws.

     3.2 Investor Exemptions. Notwithstanding the foregoing, the first refusal and co-sale rights of the Company and/or the Founders set forth in Section 2 above shall not apply to: (i) any transfer to the Investor's spouse or to trusts for the benefit of such Investor, such Investor's spouse or charity; (ii) any transfer or transfers by a Investor to another Investor; (iii) any transfer or transfers by an Investor to its partners or former partners in accordance with partnership interests; (iv) any transfer or transfers by an Investor to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Investor; (v) any transfer or transfers by an Investor to such Investor's members or former members in accordance with such members' or former members' interest in such Investor; (vi) from and after one year from the date hereof, transfers by the Investors of up to an aggregate of ten percent (10%) of each Investor's respective Investor Stock (defined below), either via a sale under Rule 144 promulgated under the 1934 Securities Act, as amended, or via


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open  market  transactions;  provided  that in the  event of any  transfer  made pursuant to one of the exemptions provided by clauses (i) or (ii), (A) the Investor shall inform the Founders of such transfer prior to effecting it and
(B) the transferee shall enter into a written agreement to be bound by and comply with all provisions of this Agreement, as if it were an original Investor hereunder, including without limitation Section 2. Except with respect to Investor Stock transferred under clause (vi) above (which Investor Stock shall no longer be subject to the right of first refusal and co-sale rights of the Company and/or the Founders set forth in this Agreement), such transferred Investor Stock shall remain "Investor Stock" hereunder, and such transferee
shall  be  treated  as  the   "Investor"   for   purposes  of  this   Agreement.
Notwithstanding the foregoing, any shares of Investor Stock transferred pursuant to clause (i) above shall remain subject to any right of first refusal in favor of the Company set forth in the Company's Bylaws.

     3.3 Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any Founder Stock or Investor Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

     3.4 This Agreement is subject to, and shall in no manner limit the right which the Company may have to repurchase securities from any Founder or Investor pursuant to (i) a stock restriction agreement or other agreement between the Company and the Founder or Investor, as applicable, and (ii) any right of first refusal set forth in the Bylaws of the Company.

4. PROHIBITED TRANSFERS.

     4.1 Call  Option.  In the event of a  prohibited  transfer in  violation of
Section 2.3 hereof (a "Prohibited Transaction"), the Investors shall have the option to purchase from the pledgee, purchaser or transferee of the Founder Stock transferred in violation of Section 2.3, the number of shares that the Investors would have been entitled to purchase had such Prohibited Transaction been effected in accordance with Section 2.3 hereof, on the following terms and conditions:

     (a) The price per share at which the shares are to be purchased by the Investor shall be equal to the price per share paid to such Founder by the third party purchaser or purchasers of such Founder Stock that is subject to the Prohibited Transaction; and

     (b) the Founder effecting such Prohibited Transaction shall reimburse the Investor for any expenses, including legal fees and expenses, incurred in effecting such purchase.

     4.2 Put Option.

     (a) In the event that a Founder should sell any Founder Stock in contravention of the co-sale rights of each Investor under Section 2.4 of this Agreement (a "Prohibited Transfer"), each Investor, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Founder shall be bound by the applicable provisions of such option.

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

     (b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to such Founder the type and number of shares of Common Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2.4 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

     (c) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the purchaser to such Founder in such Prohibited Transfer. The Founder shall also reimburse each Investors for any and all fees and expenses, including legal fees and expenses, incurred in connection with the exercise or the attempted exercise of the Investor's rights under Section 2.4.

     (d) Within ninety (90) days after the date on which an Investor received notice of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing the shares to be sold, each certificate to be properly endorsed for transfer.

     (e) Such Founder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this Section 4.2, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 4.2(c), in cash or by other means acceptable to the Investor

     (f) Notwithstanding the foregoing, any attempt by a Founder to Transfer Founder Stock in violation of Section 2 hereof shall be voidable at the option of a majority in interest of the Investors if a majority in interest of the Investors do not elect to exercise the put option set forth in this Section 4.2, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

5. LEGEND.

     5.1 Each certificate representing shares of Founder Stock now or hereafter owned by the Founder or issued to any person in connection with a Transfer pursuant to Section 3.1 hereof shall be endorsed with the following legend:

                  "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

     5.2 The Founders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing


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the legend  referred to in Section 5.1 above to enforce the  provisions  of this
Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

6. MISCELLANEOUS.

     6.1 Conditions to Exercise of Rights. Exercise of the Investors' rights under this Agreement shall be subject to and conditioned upon, and the Founders and the Company shall use their best efforts to assist each Investor in, compliance with applicable laws.

     6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     6.3 Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Investors, by persons holding more than sixty-six and two-thirds percent (66 2/3%) in interest of the Common Stock held by the Investors and their assignees, pursuant to Section 6.4 hereof, and (iii) as to the Founders, only by a majority in interest of the Founders that are at the time of such waiver or amendment employed or engaged as an employee or a consultant with the Company. Any amendment or waiver effected in accordance with clauses (i), (ii), and (iii) of this Section 6.3 shall be binding upon each Investor, its successors and assigns, the Company and the Founders.

     6.4 Assignment of Rights. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

     6.5 Term. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

     (a) the date of the closing of a sale, lease, or other disposition of all or substantially all of the Company's assets or the Company's merger into or consolidation with any other corporation or other entity, or any other corporate reorganization, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this
Section 6.5(a) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company;

     (b) the date as of which the parties hereto terminate this Agreement by written consent of a sixty-six and two-thirds percent (66 2/3%) in interest of the Investors and a majority in interest of the Founders; or

     (c) in the event the Company consummates a Qualified Public Offering (as defined below) provided, however, that each Founder hereby agrees that such Founder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Founder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, that all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements. A Qualified Public Offering shall be defined as a firm commitment for an underwriting of the Company's equity securities at a price per share in excess of $1.25 per share (adjusted for stock splits and recapitalizations from the Company's current capitalization) in which the Company files a registration statement under the Securities Act covering the registration of the Registrable Securities then outstanding and if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $15,000,000.

     6.6 Ownership. The Founders represent and warrant that each is the sole legal and beneficial owner of those shares of Founder Stock he or she currently holds subject to the Agreement and that no other person has any interest (other than a community property interest) in such shares.

     6.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     6.8 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     6.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     6.10 Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     6.11  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                       [THIS SPACE INTENTIONALLY LEFT BLANK]

                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT
                                 SIGNATURE PAGE

         The foregoing RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                    INVESTORS:

ON STAGE ENTERTAINMENT, INC.                MCCOWN DE LEEUW AND COMPANY IV, LP

By:______________________________           By:_______________________________
Name:____________________________           Name:_____________________________
Title:___________________________           Title:____________________________

FOUNDERS:


________________________________           MCCOWN DE LEEUW AND COMPANY IV
TIMOTHY J. PARROTT                         ASSOCIATES, LP

________________________________           By:_______________________________
JOHN STUART                                Name:_____________________________
                                           Its:______________________________
________________________________
IMPERIAL CREDIT-COMMERCIAL                 DELTA FUND, L.P.
MORTGAGE INVESTMENT CORP.
                                           By:_______________________________
                                           Name:_____________________________
                                           Its:______________________________

                                           BOARD OF TRUSTEES OF THE LELAND
                                           STANFORD JUNIOR UNIVERSITY

                                           By:_______________________________
                                           Name:_____________________________
                                           Its:______________________________

                                    EXHIBIT A

                                LIST OF INVESTORS


1.       McCown De Leeuw and Company IV, LP

2.       McCown De Leeuw and Company IV Associates, LP

3.       Delta Fund, LP

4.       Board of Trustees of the Leland Stanford Junior University

                                    EXHIBIT B

                                LIST OF FOUNDERS


NAME OF FOUNDER                                   SHARES OF COMMON STOCK
--------------------------------------------     --------------------------

 1.    Tim Parrot                                         2,630,000

 2.    John Stuart                                        3,551,155